EXHIBIT 10.49

FIRST AMENDMENT TO SETTLEMENT AGREEMENT

This “First Amendment to Settlement Agreement” (hereinafter, the “FASA”) shall be effective as of May 1, 2015 (the “Effective Date”) by and between SPIRIT BEAR LIMITED (“Spirit Bear”) and its Assignees, and HPEV, INC. (“HPEV”); each of Spirit Bear and its Assignees and HPEV, individually a “Party” or collectively, the “Parties”.

WHEREAS, the Parties are signatories to that certain Settlement and Release Agreement, effective as of May 1, 2015 (the “May 1 SRA”), to resolve with finality all issues related to and arising directly and indirectly from previous agreements between them and litigations in connection therewith;

WHEREAS, the Parties wish to amend certain provisions of the May 1 SRA, as provided herein below;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

* * * * *

1.	Section 1.2-1 shall be replaced in its entirety to read as follows:

1.2-1

HPEV will, by the twenty-second (22nd) business day following the Effective Date, deliver warrants to Spirit Bear and Lorenzo, as provided in Table 1.2-1 below (the “Warrants”). Except as otherwise provided in the separate indemnification agreement executed contemporaneously herewith (the “Indemnification Agreement”), such Warrants shall be delivered to Spirit Bear’s counsel as provided in Section 3.6 hereof (the date of delivery being the “Delivery Date”). For the purpose of clarity, all such Warrants belonging to Lorenzo may be immediately delivered to Lorenzo; and such Warrants belonging to Spirit Bear may be immediately delivered to Spirit Bear, except for the 1,800,000 Warrants to be held pursuant to the Indemnification Agreement. On the Delivery Date, HPEV shall cancel and direct HPEV’s transfer agent to reflect as cancelled any and all still outstanding and unexercised Warrants previously issued or recorded as being held by Spirit Bear and/or Lorenzo at any time (the “Prior Warrants,” as that term is defined in the Indemnification Agreement). Spirit Bear agrees to return the Prior Warrants to HPEV consistent with the terms of the Indemnification Agreement. HPEV agrees that the existence of the Lien (as defined in the Indemnification Agreement) shall not excuse it from any obligation to cooperate with Spirit Bear’s and Lorenzo’s exercise of the Warrants.

The warrant positions of Spirit Bear and Lorenzo as of the Effective Date is as follows, without regard to the existence or possession of earlier-issued warrants (all of which shall be deemed void as of the Delivery Date):

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Table 1.2-1

Warrants/Holder	Quantity to Deliver to Holder	Quantity to Escrow	Strike Price	Expiration Date
Series A - Spirit Bear	1,800,000	0	$0.25	1/29/2017
Series B - Spirit Bear	1,800,000	0	$0.25	1/29/2017
Series C - Spirit Bear	0	1,800,000	$0.25	1/29/2017
Series A - Lorenzo	200,000	0	$0.25	1/29/2017
Series B - Lorenzo	200,000	0	$0.25	1/29/2017
Series C - Lorenzo	200,000	0	$0.25	1/29/2017
Penalty Warrants – Spirit Bear	1,000,000	0	$0.25	12/14/2015

2.	Section 1.3-1 shall be replaced in its entirety to read as follows:

1.3-1

HPEV shall, by not later than July 15, 2015, file (and do all that it can to perfect as necessary or appropriate) with the SEC a new S-1 Registration Statement applicable to the Shares (the “Registration Statement”; and the date upon which HPEV shall file the Registration Statement being sometimes referred to hereinafter as the “Registration Filing Date”), and shall take all such actions as shall be required of it to have such registration statement declared effective by the SEC (recognizing that the SEC is not subject to the control of HPEV) as soon as possible (including, but not limited to, submitting a request for acceleration of effectiveness at the earliest possible date). HPEV also is hereby authorized by the Board of Directors (specifically including the SBL Holdover Directors), at its discretion, to include in the Registration Statement up to a maximum of Two Million Five Hundred Thousand (2,500,000) additional common shares (such additional shares being limited to newly issued shares sold by HPEV only during the period from the Effective Date through the Registration Filing Date). HPEV agrees that it will not file a new form S-1 registration statement, or seek to amend an existing S-1 registration statement, prior to filing the Registration Statement.

HPEV shall thereafter maintain the Registration Statement in effect continuously and at all times subject to the approval of the SEC (recognizing that the SEC is not subject to the control of HPEV) for so long as Spirit Bear shall own any Shares. In addition, for so long as Spirit Bear shall own any Shares, HPEV shall refrain from any action which may result in the Registration Statement not being in effect for any period exceeding three (3) trading days.

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3.	Section 1.3-3 shall be replaced in its entirety to read as follows:

1.3-3

Spirit Bear agrees that, as of the Effective Date, it shall have no further rights to designate nominees to the Board of Directors of HPEV under the Securities Purchase Agreement, the Bylaws of HPEV, or otherwise.

4.	Section 2.1-1 shall be replaced in its entirely to read as follows:

2.1-1

 Board of Directors members Palmer, Holt and Dwyer (the “SBL Holdover Directors”) shall each tender his or her written resignation from the HPEV Board of Directors within three (3) days following the Effective Date, which resignation shall state that it is effective as of the Effective Date. The SBL Holdover Directors shall deliver their resignations to Spirit Bear’s counsel to be held in escrow until the Delivery Date, upon which date the resignation letters shall be delivered to HPEV through its counsel or as otherwise directed. The obligations of this paragraph shall be enforceable by injunctive relief or specific performance without bond as against the SBL Holdover Directors.

5.	Section 2.4 shall be replaced in its entirety to read as follows:

2.4 Lawsuits:

Within ten (10) business days of the date of this FASA, and as to the matter styled HPEV, Inc. v. Spirit Bear Limited, Palmer and Olins 14-cv-9175 (PGG) (S.D.N.Y.) (the “SDNY Matter”) by no later than June 1, 2015, HPEV and Spirit Bear, and the assignees and representatives of each, agree to dismiss (or, as with respect to the Interpleader Action, cause to be dismissed) without prejudice the Lawsuits (including to the extent permissible by law the Shareholder Derivative Claims as addressed in Exhibit A), each Party to bear its own costs, expenses and attorneys’ fees in connection therewith. Such dismissal will be without prejudice to the right of either party, within seventy-five days, to re-file or reopen the action if the Registration Date does not occur before the expiration of such time period. In the event that the Court in the SDNY Matter does not enter an order of dismissal with an express right to reopen within 75 days, then the Parties agree and acknowledge that all limitations and other applicable periods are tolled, and all positions and defenses are preserved, such that the Parties’ rights in any action re-filed in the ensuing 75-day period will be as they existed as of the date of initial filing of the SDNY Matter. The Parties hereby stipulate and agree that as of the Effective Date, to the fullest extent of their ability, any and all discovery or other deadlines in or associated with the Lawsuits are and shall be treated as stayed or held in abeyance until such time as the Lawsuits are dismissed, all discovery (including third-party discovery) is and shall be withdrawn, and that they shall make any such court filings as are appropriate in furtherance of effecting a complete standstill of all litigation related to the Lawsuits; and, with the exception that both parties recognize that HPEV has filed with the United States Securities and Exchange Commission (the “SEC”) Preliminary Proxy Statements dated December 24, 2014, and January 21, 2015, in which notice for a shareholders’ meeting has been provided, no annual meeting or special meeting of the shareholders shall be publicly noticed, scheduled or held, or any action of any nature taken by HPEV (including its management, management directors, advisory board members, and all HPEV Related Persons) with respect to the filing with the SEC of a Definitive Proxy Statement and/or the composition of the HPEV Board of Directors, until, at the earliest, June 1, 2015, regardless of a demand from any shareholder, specifically including Mark Hodowanec, for an earlier meeting.

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6.	Section 3.6 shall be replaced in its entirety to read as follows:

3.6	Notices

Spirit Bear’s counsel for receipt of notices and other performance as specified in this Agreement shall be:

Aaron Zerykier, Esq.
Farrell Fritz PC
1320 RXR Plaza

Uniondale, NY 11556-1320

Telephone: 1-516-227-0621
Email: azerykier@farrellfritz.com

HPEV’s counsel for receipt of notices and other performance as specified in this Agreement shall be:

Jason R. Scherr

Morgan Lewis & Bockius LLP
2020 K Street, NW
Washington, DC 20006

Telephone: 1-202-373-6709

Email: jr.scherr@morganlewis.com

SIGNATURES ON FOLLOWING PAGES

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IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed by their duly authorized respective representatives.

SPIRIT BEAR LIMITED		HPEV INC.

By:	/s/ Jay Palmer	By:	/s/ Timothy Hassett
Name:	Jay Palmer	Name:	Timothy Hassett
Title:	President	Title:	CEO

SPIRIT BEAR LIMITED Representative		HPEV INC.

By:	/s/ Robert Alan Olins	By:	/s/ Theodore Banzhaf
Name:	Robert Alan Olins	Name:	Theodore Banzhaf
		Title:	President

ROBERT ALAN OLINS Individually		HPEV INC.

By:	/s/ Robert Alan Olins	By:	/s/ Quentin D. Ponder
Name:	Robert Alan Olins	Name:	Quentin D. Ponder
		Title:	CFO

SPIRIT BEAR LIMITED Representative		HPEV INC.

By:	/s/ Carrie Dwyer	By:	/s/ Judson Bibb
Name:	Carrie Dwyer	Name:	Judson Bibb
Title:	HPEV Director	Title:	Vice President and Secretary

SPIRIT BEAR LIMITED Representative		MARK HODOWANEC Individually (as to §§ 2.3-1 and 2.4)

By:	/s/ Donica Holt	By:	/s/ Mark Hodowanec
Name:	Donica Holt	Name:	Mark Hodowanec
Title:	HPEV Director

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SPIRIT BEAR LIMITED Assignee		THEODORE BANZHAF Individually (as to §§ 2.3-1 and 2.7)

By:	/s/ Robert Knoll	By:	/s/ Theodore Banzhaf
Name:	Robert Knoll	Name:	Theodore Banzhaf

SPIRIT BEAR LIMITED Assignee		TIMOTHY HASSETT Individually (as to § 2.3-1)

By:	/s/ Laurel Brown	By:	/s/ Timothy Hassett
Name:	Laurel Brown	Name:	Timothy Hassett

SPIRIT BEAR LIMITED Assignee		QUENTIN D. PONDER Individually (as to § 2.3-1)

By:	/s/ Leonora Lorenzo	By:	/s/ Quentin D. Ponder
Name:	Leonora Lorenzo	Name:	Quentin D. Ponder

SPIRIT BEAR LIMITED Assignee		JUDSON W. BIBB III Individually (as to § 2.3-1)

By:	/s/ Michael Kahn	By:	/s/ Judson W. Bibb III
Name:	Michael Kahn	Name:	Judson W. Bibb III

SPIRIT BEAR LIMITED Assignee

By:	/s/ Ray Adams
Name:	Ray Adams

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